Exhibit 10.5

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

By and Between

BAYER AG

AND

ARVINAS, INC.

Dated as of June 3, 2019

5.	Representations and Warranties of the Investor		12
	5.1	Organization; Good Standing	12
	5.2	Authorization	12
	5.3	No Conflicts	13
	5.4	No Governmental Authority or Third Party Consents	13
	5.5	Purchase Entirely for Own Account	13
	5.6	Disclosure of Information	13
	5.7	Investment Experience and Accredited Investor Status	13
	5.8	Acquiring Person	14
	5.9	No “Bad Actor” Disqualification	14
	5.10	Restricted Securities	14
	5.11	Legends	14
	5.12	Financial Assurances	14
6.	Investor’s Conditions to Closing		15
	6.1	Representations and Warranties	15
	6.2	Covenants	15
	6.3	Investor Agreement	15
	6.4	Joint Venture and Collaboration Agreements	15
	6.5	No Material Adverse Effect	15
	6.6	Listing	15
7.	Company’s Conditions to Closing		15
	7.1	Representations and Warranties	15
	7.2	Covenants	16
	7.3	Investor Agreement	16
	7.4	Joint Venture and Collaboration Agreements	16
8.		Mutual Conditions to Closing	16
	8.1	Absence of Litigation	16
	8.2	No Prohibition	16
	8.3	Commitment Agreement Closing	16
9.	Termination		16
	9.1	Ability to Terminate	16
	9.2	Effect of Termination	17

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10.	Additional Covenants and Agreements		17
	10.1	Market Listing	17
	10.2	Assistance and Cooperation	18
	10.3	Form D; Blue Sky Filings	18
	10.4	Legend Removal	18
	10.5	Conduct of Business	19
11.	Miscellaneous		19
	11.1	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	19
	11.2	Extension; Waiver	20
	11.3	No Agreement Until Executed	20
	11.4	Notices	21
	11.5	Miscellaneous	21
	11.6	Amendments	22
	11.7	Interpretation	22
	11.8	Severability	22
	11.9	Assignment	22
	11.10	Third Party Beneficiaries	23
	11.11	No Strict Construction	23
	11.12	Survival of Warranties	23
	11.13	Equitable Remedies	23
	11.14	Remedies Cumulative	23
	11.15	Fees and Expenses	23
	11.16	No Publicity	23
	11.17	Limitation of Liability	23
	11.18	Commitment Agreement and Collaboration Agreement	24

Schedule 1 – List of Subsidiaries

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 3, 2019 (the “Signing Date”), by and between Bayer AG (the “Investor”) and Arvinas, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 5 Science Park, 395 Winchester Ave., New Haven, CT 06511.

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, concurrently with the execution of this Agreement, the Investor and the Company (either directly or through controlled Affiliates) are entering into (i) that certain Commitment Agreement of even date herewith (the “Commitment Agreement”), which contemplates certain financial and in-kind contributions to be made by the parties in connection with the formation of a joint venture in the bio-agriculture field (such joint venture as further described therein and in the various agreements and other instruments appended thereto, the “Joint Venture”), and (ii) that certain Collaboration and License Agreement of even date herewith (the “Collaboration Agreement”), which contemplates a research collaboration between Bayer AG and Arvinas Operations, Inc., a wholly owned subsidiary of the Company.  Each of the transactions contemplated by the Commitment Agreement and the Collaboration Agreement will be consummated in accordance with their respective terms simultaneously at the Joint Venture Closing (as defined below).

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1.Definitions.

1.1Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“2018 Plan” shall have the meaning set forth in Section 4.2.

“Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if either of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.  For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

“Aggregate Purchase Price” shall mean $32,499,995.82.

“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Applicable Percentage” shall mean 115%.

“Average Pre-Signing Sale Price” shall mean $20.9883, equal to the average of the Last Reported Sale Prices of the Common Stock for each of the Trading Days during the period beginning 60 calendar days prior to the Signing Date and ending on, and including, the Trading Day immediately preceding the Signing Date.

“Business Day” shall mean a day on which banking institutions in New, York, New York, United States and Leverkusen, Germany are open for business, excluding any Saturday or Sunday.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Conditions” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Collaboration Agreement” shall have the meaning set forth in the Recitals.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company SEC Documents” shall have the meaning set forth in Section 4.11(a).

“DOJ” shall mean the U.S. Department of Justice.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“Enforceability Exceptions” shall have the meaning set forth in Section 4.4(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FTC” shall mean the U.S. Federal Trade Commission.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

“Investor Agreement” shall mean that certain Investor Agreement between the Investor and the Company, to be dated as of the Closing Date, as the same may be amended from time to time.

“Joint Venture” shall have the meaning set forth in the Recitals.

“Joint Venture Closing” shall mean the “Closing” as such term is defined in the Commitment Agreement.

“LAS” shall have the meaning set forth in Section 4.7.

“Last Reported Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Nasdaq Stock Market.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Event, has had a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Agreements, except to the extent that any such Effect results from or arises out of (i) changes in general business or economic conditions affecting the Company’s industry, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof, (iii) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (iv) earthquakes, hurricanes, floods or other natural disasters, (v) the announcement of the Transaction Agreements, the Joint Venture, the Collaboration Agreement or the Transaction, (vi) any change in the Company’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that the underlying events giving rise to any such change shall not be excluded) or (vii) any breach, violation or non-performance by the Investor or any of its Affiliates under the Joint Venture or the Collaboration Agreement; provided, however, that the Effects excluded in clauses (i), (ii), (iii) and (iv) shall only be excluded to the extent such Effects are not disproportionately adverse on the Company and its Subsidiaries as compared to other companies operating in the Company’s industry.

“Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Rule 144” shall have the meaning set forth in Section 5.10.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning set forth in Section 2.1.

“Signing Date” shall have the meaning set forth in the Preamble.

“Subsidiaries” shall mean with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the specified Person or one or more of its Subsidiaries.

“Termination Date” shall mean the date that is the one-year anniversary of the Signing Date.

“Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Trading Day” shall mean a day on which (i) trading in the Common Stock generally occurs on the Nasdaq Stock Market, and (ii) a Last Reported Sale Price for the Common Stock is available on the Nasdaq Stock Market.

“Transaction” shall mean the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, and the other transactions contemplated by this Agreement, in accordance with the terms hereof.

“Transaction Agreements” shall mean this Agreement and the Investor Agreement.

“Transfer Agent” shall mean the Company’s transfer agent.

2.Purchase and Sale of Common Stock.

2.1Closing.  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, a number of shares of Common Stock (the “Shares”) and at a price as calculated pursuant to Section 2.2.

2.2Number of Shares.  The number of Shares shall be calculated by dividing (x) the Aggregate Purchase Price by (y) the per share purchase price equal to the Average Pre-Signing Sale Price multiplied by the Applicable Percentage, which quotient shall be rounded down to the nearest whole share.

3.Closing Date; Deliveries.

3.1Closing Date.  The closing of the Transaction (the “Closing”) shall take place remotely via the exchange of documents and signatures at 9:00 a.m. New York City time on the second (2nd) Business Day following the satisfaction or waiver of all of the conditions set forth in Sections 6, 7 and 8 (the “Closing Conditions”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction at such time of such conditions), or at such other time, date, and location as the parties may agree.  It is the intent of the parties that the Closing will occur simultaneously with the Joint Venture Closing.  The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2Deliveries.

(a)Deliveries by the Company.  At the Closing, the Company shall deliver, or cause to be delivered, to the Investor the Shares, registered in the name of the Investor, and the Company shall instruct its transfer agent to register such issuance at the time of such issuance.  The Company shall also deliver at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Sections 6 and 8.1 of this Agreement have been fulfilled; (ii) a duly executed Investor Agreement; and (iii) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction as of the Closing Date and (C) that attached thereto is a true and complete copy of the Company’s Restated Certificate of Incorporation as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) above, and on the Closing Date.

(b)Deliveries by the Investor.  At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company.  The Company shall notify the Investor in writing of the wiring instructions for such account not less than ten (10) Business Days before the Closing Date.  The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of the Investor certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled; and (ii) a duly executed Investor Agreement.

4.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that:

4.1Organization, Good Standing and Qualification.

(a) The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b)The Company has all requisite corporate power and corporate authority to enter into the Transaction Agreements, to issue and sell the Shares and to perform its obligations under and to carry out the Transaction.

4.2Capitalization and Voting Rights.

(a)As of the Signing Date, the authorized capital of the Company consists of (i) 200,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.  As of the Signing Date, of the Common Stock, 32,338,383 shares are issued and outstanding, 3,583,996 shares are issuable upon the exercise of outstanding stock options or upon the settlement of other outstanding equity awards pursuant to the Company’s 2018 Stock Incentive Plan (the “2018 Plan”), 1,791,126 shares are reserved for future issuance pursuant to the 2018 Plan and 635,227 shares are reserved for future issuance pursuant to the Company’s 2018 Employee Stock Purchase Plan.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive rights.  No shares of preferred stock are issued and outstanding.

(b)Except as described or referred to in Section 4.2(a) above and as provided in the Investor Agreement, as of the Signing Date, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(c)Except as provided in the Investor Agreement or disclosed in the Company SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(d)The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

4.3Subsidiaries.  As of the Signing Date, the Company does not own or control, directly or indirectly, any Subsidiary other than the Subsidiaries listed in Schedule 1 hereto. All the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

4.4Authorization.

(a)The Company has full right, power and authority to execute and deliver the Transaction Agreements and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Agreements and the consummation by it of the Transaction has been duly and validly taken.

(b)This Agreement has been, and upon the execution and delivery of the Investor Agreement by the Company at the Closing, the Investor Agreement will be, duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by the Investor, this Agreement will constitute, and upon the due execution and delivery of the Investor Agreement by the Investor, the Investor Agreement will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except, with respect to the Investor Agreement, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(c)No stop order or suspension of trading of the Common Stock has been imposed by the Nasdaq Stock Market, the SEC or any other Governmental Authority and remains in effect.

4.5No Defaults.  The Company is not (i) in violation of its charter or by-laws or similar organizational documents, each as amended to-date; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

4.6No Conflicts.  The execution, delivery and performance of the Transaction Agreements, the issuance and sale of the Shares and the consummation of the Transaction will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, each as amended to-date, or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

4.7No Governmental Authority or Third Party Consents.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Agreements or the issuance and sale of the Shares, except (i) such filings as may be required to be made with the SEC and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (ii) as may be required pursuant to the HSR Act and (iii) with respect to the Shares, the filing with the Nasdaq Stock Market of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).

4.8Valid Issuance of Shares.  When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising pursuant to the Investor Agreement or under federal or state securities Laws.

4.9Litigation.  Except as set forth in the Company SEC Documents filed prior to the Signing Date, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is a party or to which any property of the Company is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or by others.

4.10Licenses and Other Rights; Compliance with Laws.  The Company and its Subsidiaries possess or are in the process of obtaining all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Company SEC Documents, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed.  Except as described in the Company SEC Documents, the Company and its Subsidiaries are, and at all times since January 1, 2018 have been, in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a)Since September 26, 2018, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it under the Securities Act and the Exchange Act, and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”).  As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)As of the Signing Date, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.

(c)The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2019 present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Company SEC Documents present fairly the information required to be stated therein.

(d)The Common Stock is listed on the Nasdaq Stock Market, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.  The Company has not received any notification that, and has no knowledge that, the SEC or the Nasdaq Stock Market is contemplating terminating such listing or registration.

(e)The Company and its Subsidiaries have established systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language included in the Company SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.  Except as disclosed in the Company SEC Documents, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(f)There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.12Absence of Certain Changes.

(a)Except as disclosed in the Company SEC Documents, since December 31, 2018: (i) there has not been any material change in the capital stock (other than (x) the issuance of shares of Common Stock upon exercise of stock options and the settlement of other equity awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Company SEC

Documents and (y) the issuance of shares of Common Stock, options and equity awards granted to new employees of the Company as inducement awards pursuant to Nasdaq Listing Rule 5635(c)(4)), short-term debt or long-term debt of the Company or any of its Subsidiaries (other than intercompany indebtedness among its Subsidiaries incurred in the ordinary course of business), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

4.13Offering.  Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9, 5.10 and 5.11 hereof, the offer, sale and issuance of the Shares to be issued pursuant to this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.  Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

4.14No Integration.  The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act.

4.15Brokers’ or Finders’ Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the Transaction, the Joint Venture or the Collaboration Agreement.

4.16Investment Company.  The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4.17No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Investor.

4.18Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.

4.19Regulation M Compliance.  The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

4.20Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

5.Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

5.1Organization; Good Standing.  The Investor is a corporation duly organized, validly existing and in good standing under the laws of Germany.  The Investor has all requisite power and authority to enter into the Transaction Agreements and to perform its obligations under and to carry out the Transaction.

5.2Authorization.

(a)The Investor has full right, power and authority to execute and deliver the Transaction Agreements and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Agreements and the consummation by it of the Transaction has been duly and validly taken.

(b)This Agreement has been, and upon the execution and delivery of the Investor Agreement by the Investor at the Closing, the Investor Agreement will be, duly executed and delivered by the Investor, and upon the due execution and delivery of this Agreement by the Company, this Agreement will constitute, and upon the due execution and delivery of the Investor Agreement by the Company, the Investor Agreement will constitute, valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to the Enforceability Exceptions.

5.3No Conflicts.  The execution, delivery and performance of the Transaction Agreements, the subscription for and purchase of the Shares and the consummation of the Transaction will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Investor or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Investor or any of its Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Investor’s ability to perform its obligations or consummate the Transaction in accordance with the terms of this Agreement.

5.4No Governmental Authority or Third Party Consents.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Investor of each of the Transaction Agreements or the subscription for and purchase of the Shares, except as may be required pursuant to the HSR Act.

5.5Purchase Entirely for Own Account.  The Investor acknowledges that the Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares.  The Investor can bear the economic risk of an investment in the Shares indefinitely and a total loss with respect to such investment.  The Investor does not have any contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6Disclosure of Information.  The Investor has received or has had full access to all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to consummate the Transaction.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely thereon.

5.7Investment Experience and Accredited Investor Status.  The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).  The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

5.8Acquiring Person.  As of the Signing Date, neither the Investor nor any of its Affiliates beneficially owns, and immediately prior to the Closing, neither the Investor nor any of its Affiliates will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Investor’s rights under this Agreement), any securities of the Company, except for securities that may be beneficially owned by either (i) employee benefit plans of the Investor or any of its Affiliates or (ii) any executive officer or director of the Investor who has received such securities in connection with service on the Company’s Board of Directors.

5.9No “Bad Actor” Disqualification.  The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.  The Investor’s responses in the questionnaire delivered to the Company by the Investor related to qualification under Rule 506(d)(1) are true and correct as of the Signing Date and will remain true and correct as of the Closing Date.

5.10Restricted Securities.  The Investor understands that the Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor represents that it is familiar with Rule 144 of the Securities Act (“Rule 144”), as presently in effect.

5.11Legends.  The Investor understands that any certificates representing the Shares shall bear the following legends:

(a)“These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”;

(b)any legend required by applicable state securities Laws or the other Transaction Agreements; and

(c)“The securities represented by this certificate are subject to and shall be transferable only upon the terms and conditions of an Investor Agreement dated as of THE CLOSING by and between ARVINAS, Inc. and BAYER AG, a copy of which is on file with the Secretary of ARVINAS, Inc.”

5.12Financial Assurances.  As of the Signing Date, the Investor has access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

6.Investor’s Conditions to Closing.  The Investor’s obligation to consummate the Transaction is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):

6.1Representations and Warranties.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the Signing Date and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.1, all such representations and warranties of the Company (other than Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.11 and 4.18 of this Agreement) shall be deemed to be true and correct for purposes of this Section 6.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality” or “Material Adverse Effect” qualifiers set forth therein, constitute a Material Adverse Effect.

6.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3Investor Agreement.  The Company shall have duly executed and delivered to the Investor, pursuant to Section 3.2(a) of this Agreement, the Investor Agreement, and (subject to execution by the Investor) such agreement shall be in full force and effect.

6.4Joint Venture and Collaboration Agreements.  The Company shall have duly executed and delivered to the Investor the Collaboration Agreement and each of the agreements related to the Joint Venture to which it is a party, and each such material agreement shall not have been terminated in accordance with its terms and shall be in full force and effect as of the Closing Date.

6.5No Material Adverse Effect.  From and after the Signing Date until the Closing Date, there shall have occurred no event that has caused a Material Adverse Effect.

6.6Listing.  The Shares shall be eligible and approved for listing on the Nasdaq Stock Market.

7.Company’s Conditions to Closing.  The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):

7.1Representations and Warranties.  The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the Signing Date and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

7.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.3Investor Agreement.  The Investor shall have duly executed and delivered to the Company, pursuant to Section 3.2(b) of this Agreement, the Investor Agreement, and (subject to execution by the Company) such agreement shall be in full force and effect.

7.4Joint Venture and Collaboration Agreements.  The Investor shall have duly executed and delivered to the Company the Collaboration Agreement and each of the agreements related to the Joint Venture to which it is a party, and each such material agreement shall not have been terminated in accordance with its terms and shall be in full force and effect.

8.Mutual Conditions to Closing.  The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

8.1Absence of Litigation.  There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor that questions the validity of any Transaction Agreement or the right of the Company or the Investor to enter into any Transaction Agreement or to consummate the Transaction, or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the Transaction.

8.2No Prohibition.  No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the Transaction shall be in effect.

8.3Commitment Agreement Closing.  The Joint Venture Closing shall have occurred on or prior to the Closing Date.

9.Termination.

9.1Ability to Terminate.  This Agreement may be terminated at any time prior to the Closing by:

(a)mutual written consent of the Company and the Investor;

(b)either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 hereof shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party within ten (10) business days after receiving receipt of written notice of an intention to terminate pursuant to this clause (b); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the Transaction prior to the Termination Date;

(c)the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1, 6.2, 6.3, 6.4 or 6.5 hereof, as applicable, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.1, 7.2, 7.3 or 7.4 hereof, as applicable, could not be satisfied by the Termination Date;

(d)the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7.1, 7.2, 7.3 or 7.4 hereof, as applicable, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1, 6.2, 6.3, 6.4 or 6.5 hereof, as applicable, could not be satisfied by the Termination Date; or

(e)either the Company or the Investor, following the termination of the Commitment Agreement in accordance with its terms.

9.2Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.1 hereof or the Commitment Agreement pursuant to its terms, (i) this Agreement (except for this Section 9.2 and Section 11 hereof (other than Section 11.12), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (ii) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the Transaction; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

10.Additional Covenants and Agreements.

10.1Market Listing.  From the Signing Date through the Closing Date, Company shall use all commercially reasonable efforts to (i) maintain the listing and trading of the Common Stock on the Nasdaq Stock Market and (ii) effect the listing of the Shares on the Nasdaq Stock Market, including submitting the LAS to the Nasdaq Stock Market promptly following the date hereof.

10.2Assistance and Cooperation.  Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement and the Commitment Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction, including (i) using all reasonable efforts to accomplish the following: (A) taking all reasonable acts necessary to cause the conditions precedent set forth in Sections 6, 7 and 8 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from the Nasdaq Stock Market with respect to the LAS); (B) taking all reasonable actions necessary to obtain all necessary consents, approvals or waivers from Third Parties; and (C), defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transaction, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (ii) using all reasonable best efforts and taking all reasonable actions necessary to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any).

10.3Form D; Blue Sky Filings.  The Company agrees to use commercially reasonable efforts to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor.  The Company shall take such additional action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

10.4Legend Removal.

(a)Certificates evidencing the Shares shall not contain the legend set forth in Section 5.11(a): (i) following a sale of such Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 or (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions under Rule 144.

(b)Certificates evidencing the Shares shall not contain the legend set forth in Section 5.11(c) following: (i) a sale of such Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) any sale of such Shares pursuant to Rule 144 or (iii) the expiration of the Standstill Term (as defined in the Investor Agreement), the Lock-Up Term (as defined in the Investor Agreement) and the Voting Agreement Term (as defined in the Investor Agreement); provided that any transfer described in clause (i) or (ii) above shall have been in compliance with all applicable provisions of the Investor Agreement.

(c)The Company agrees that at such time as any legend set forth in Section 5.11 is no longer required under this Section 10.4, the Company will, no later than three (3) Business Days following the delivery by the Investor to the Company or notice by the Investor to the Company of delivery by the Investor to the Transfer Agent of a certificate representing Shares issued with such legend (together with any legal opinion required by the Transfer Agent), deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s stock records.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 5.11.

10.5Conduct of Business.  During the period from the Signing Date until the Closing, except as consented to in writing by the Investor, the Company shall not (i) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or establish a record date for any of the foregoing, or (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, except pursuant to repurchases of equity pursuant to the terms of its equity compensation plans.

11.Miscellaneous.

11.1Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Except as expressly set forth herein, the parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Service of process, summons, notice or other document by registered mail to the address set forth in Section 11.4 shall be effective service of process for any suit, action or other proceeding brought in any such court. Each party hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

11.2Extension; Waiver.  The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict compliance herewith in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.  Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced.  Waiver of any term or condition of this Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party.

11.3No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties unless and until this Agreement is executed and delivered by the parties.

11.4Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:  (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.4):

If to the Investor:	Bayer AG
Kaiser-Wilhelm-Allee 20
51373 Leverkusen
Germany
Attention: Dr. Christian Bank, LL.M.
Email: christian.bank@bayer.com

with a copy to:	Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Attention: Matthew Gemello

If to the Company:	Arvinas, Inc.
5 Science Park
395 Winchester Ave.
New Haven, Connecticut 06511
Attention: Matthew Batters, Esq.

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Attention: Brian A. Johnson

11.5Miscellaneous.  This Agreement, the Investor Agreement (once executed), the Transaction Documents (as defined in the Commitment Agreement), the Collaboration Agreement and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, written or oral, among the parties with respect to the subject matter hereof.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.6Amendments.  No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.

11.7Interpretation.  For purposes of this Agreement:  (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) the words “will” and “shall” are to be interpreted as having the same meaning.  The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Unless the context otherwise requires, references herein:  (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.  The word “dollar” or symbol “$” refer to the lawful currency of the United States of America. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement in accordance herewith.

11.8Severability.  If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.9Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.  Subject to the prior sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

11.10Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

11.11No Strict Construction.  This Agreement has been prepared jointly and shall not be construed against either party.

11.12Survival of Warranties.  The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the delivery of the Shares.

11.13Equitable Remedies.  Each party acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

11.14Remedies Cumulative.  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

11.15Fees and Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

11.16No Publicity.  The parties hereto agree that the provisions of Section 4.3 of the Commitment Agreement (mutatis mutandis) and Section 11.01(d) of that certain Amended and Restated Limited Liability Company Agreement (mutatis mutandis) to be entered into in connection with the Joint Venture (as amended, restated, supplemented and/or otherwise modified from time to time, the “LLC Agreement”) shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the Transaction, the Joint Venture, and the Collaboration Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 4.3 of the Commitment Agreement and Section 11.01(d) of the LLC Agreement shall be read to apply to disclosures of information relating to this Agreement and the Transaction).

11.17Limitation of Liability.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO

GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

11.18Commitment Agreement and Collaboration Agreement.  Each of the Commitment Agreement and the Collaboration Agreement (and any related agreements entered into in connection with the transactions contemplated thereby) are intended to be separate arrangements among the parties thereto and are only referenced herein for purposes of the Closing.  Except as expressly provided herein, in no event shall the terms set forth herein limit or otherwise apply to the Collaboration Agreement, the Commitment Agreement, or any other related agreement and/or any transaction contemplated thereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BAYER AG
By:	/s/ Christian Bank
Name:	Dr. Christian Bank
Title:	Head of Legal M&A

By:	/s/ Jörg Möller
Name:	Jörg Möller
Title:	Head of PH Research & Development

ARVINAS, INC.
By:	/s/ John Houston
Name:	John Houston
Title:	President & CEO

(Signature Page to Stock Purchase Agreement)

SCHEDULE 1

LIST OF SUBSIDIARIES

Arvinas Operations, Inc.

Arvinas Androgen Receptor, Inc.

Arvinas Estrogen Receptor, Inc.

Arvinas BRD4, Inc.

Arvinas Winchester, Inc.

S-1